UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018 (April 27, 2018)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANAGEMENTS OF CERTAIN OFFICERS

On April 27, 2018, SMG Industries Inc.’s board of directors appointed Mr. Stephen Christian to serve as the Company’s Executive Vice President and Secretary.

On September 19, 2017, the Company acquired 100% of the membership interests of MG Cleaners LLC (“MG”) in exchange for $300,000 in cash and the issuance of an aggregate of 4,578,276 shares of the Company’s common stock (the “Transaction”). In connection with the Transaction, Mr. Christian received 1,408,276 shares of the Company’s common stock and $300,000 in cash. Stephen Christian was the managing member and president of MG prior to the completion of the Transaction and since the completion of the Transaction has continued to serve as the President of MG. Mr. Christian is party to an employment agreement with MG whereby Mr. Christian is currently paid an annual salary of $120,000, and is also entitled to performance bonuses from time to time at the discretion of the compensation committee of the Company’s Board of Directors.

Stephen Christian, age 36, is the Executive Vice President and Secretary of SMG Industries, Inc. Mr. Christian also serves as President of MG Cleaners, LLC a position he has held since 2010. Mr. Christian has over 14 years of experience in oilfield services in various managerial roles. Previous to MG, from 2004 through 2010, Mr. Christian served as a drilling rig manager for Nabors Industries (NYSE: NBR), which owns and operates the world’s largest land-based drilling rig fleet and is a leading provider of offshore drilling rigs in the United States. Mr. Christian was educated at Oklahoma Christian University.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2018	SMG Industries Inc.

	By:	/s/ Matthew Flemming
	Name:	Matthew Flemming
	Title:	Chief Executive Officer and President